Exhibit 10.1

INVESTMENT AGREEMENT

by and between

CARVANA CO.

and

DDFS PARTNERSHIP LP

Dated as of December 4, 2017

Exhibits

Form of Certificate of Designation	Exhibit A
Form of Restrictive Legend	Exhibit B

INVESTMENT AGREEMENT, dated as of December 4, 2017 (this “Agreement”), between CARVANA CO., a Delaware corporation (the “Company”), and DDFS PARTNERSHIP LP, a Delaware limited partnership (the “Investor”).

WHEREAS, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and subject to the conditions set forth in this Agreement, an aggregate of 100,000 shares of the Company’s Class A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the form of Certificate of Designations, Preferences, Powers and Rights of Class A Convertible Preferred Stock of Carvana Co., attached hereto as Exhibit A (the “Certificate of Designation”); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required under Section 13(d) of the Exchange Act (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investor or any of its Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

“Board” means the board of directors of the Company.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, dated April 27, 2017, as may be further amended and restated from time to time.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated April 27, 2017, as may be further amended and restated from time to time.

“Code” means the United States Internal Revenue Code of 1986.

“Common Stock” means the Class A common stock, par value $0.001 per share, of the Company.

“Company Charter Documents” means the Certificate of Incorporation and Bylaws.

“Company Documents” means all contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject.

“Company Stock Plans” means the 2017 Omnibus Incentive Plan and the Carvana Group Equity Incentive Plan, each as amended from time to time.

“Conversion Shares” means the Company’s Class A common stock, par value $0.001 per share, issuable upon the conversion or exchange of the Preferred Shares.

“DGCL” means the General Corporation Law of the State of Delaware.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Exchange Agreement” means that certain Exchange Agreement, dated April 27, 2017, by and among Carvana Co., Carvana Group, LLC, Carvana Co. Sub LLC and the holders from time to time of Carvana Group, LLC’s common units.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory (including any stock exchange) authority, agency, court, commission or other entity or self-regulatory organization.

“Guarantee” means any guarantee, letter of credit, surety bond (including any performance bond), credit support agreement or other assurance of payment.

“Hedging Transaction” means any transaction, agreement or arrangement (or series of transactions, agreements or arrangements) involving a security linked to any of the Company Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to any of the Company Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or that hedges or transfers, directly or indirectly, some or all of the economic risk of ownership of any of the Company Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction or is otherwise based on the value of any of the Company Securities.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

“Judgment” means any judgment, injunction, order or decree of any Governmental Entity.

“Liens” means any pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature.

“Laws” means all state or federal laws, statutes, common laws, ordinances, codes, rules, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of law, Permits, regulations, decrees and orders of Governmental Entities.

“Material Adverse Effect” means any effect, change, event or occurrence that, individually or in the aggregate, has a material adverse effect on the business, results of operations, assets or financial condition of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred or may occur: any effect, change, event or occurrence that results from or arises in connection with (i) changes or conditions generally affecting the industry in which the Company and its Subsidiaries operate, (ii) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction, (iii) exchange rate conditions or fluctuations in any jurisdiction, (iv) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, (v) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or man-made disaster, or any escalation or worsening of any of the foregoing, (vi) any volcano, tsunami, pandemic, hurricane, tornado, windstorm, flood, earthquake or other natural disaster, (vii) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, independent sales representatives and contractors, labor unions, customers, brokers, agents, financing sources, business partners or regulators, and including any lawsuit, action or other proceeding with respect to any of the Transactions, (viii) any change or announcement of a potential change, in and of itself, in the Company’s or any of its Subsidiaries’ credit or financial strength or the ratings of any of the Company’s or its Subsidiaries’ businesses, (ix) any change, in and of itself, in the market price, credit ratings or trading volume of the Company’s or any of its Subsidiaries’ securities, (x) any change in applicable Law or GAAP (or authoritative interpretation thereof), including accounting and financial reporting pronouncements by the SEC and the Financial Accounting Standards Board or (xi) any action required to be taken by the Company, or that the Company is required to cause one of its Subsidiaries to take, pursuant to, or any failure of the Company or any of its Subsidiaries to take an action prohibited by, the terms of this Agreement (it being understood that the exceptions in clauses (iv), (viii) and (ix) shall not be taken into account in determining whether or not the underlying cause of any such failure or change referred to therein (if not otherwise falling within any of the exceptions provided by clauses (i) through (xi) hereof) gives rise to a Material Adverse Effect); provided further, that any effect, change, event or occurrence referred to in clause (i), (ii), (v), (vi) or (x) may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent such effect, change, event or occurrence has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate.

“NYSE” means the New York Stock Exchange and its successors.

“Option” means an unexercised option to purchase shares of Common Stock granted under the Company Stock Plans or otherwise.

“Performance RSU” means a restricted stock unit in respect of shares of Common Stock that is subject to performance-based vesting or forfeiture conditions (whether granted under the Company Stock Plans or otherwise).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity or other entity.

“Related Agreements” means the Certificate of Designation and any other agreements between or among the Company, the Investor and any of their respective Affiliates entered into to give effect to the transactions contemplated by this Agreement.

“Representative” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

“Restricted Share” means a share of Common Stock that is subject to vesting or forfeiture conditions (whether time-based or performance-based and whether granted under the Company Stock Plans or otherwise).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Service-Based RSU” means a restricted stock unit in respect of shares of Common Stock that is solely subject to service-based vesting or forfeiture conditions (whether granted under the Company Stock Plans or otherwise).

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Related Agreements.

“Transactions” means the transactions contemplated by this Agreement and the Related Agreements.

“Voting Stock” means capital stock of the Company having the right to vote generally in any election of members of the Board.

(b) In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Action	3.07
Agreement	Preamble
Balance Sheet Date	3.05(c)
Bankruptcy and Equity Exception	3.01(a)
Capitalization Date	3.02(a)
Certificate of Designation	Recitals
Closing	2.02(a)
Closing Date	2.02(a)
Company	Preamble
Company Preferred Stock	3.02(a)
Company SEC Documents	3.05(a)

Term	Section
Company Securities	3.02(b)
Environmental Laws	3.12
Hazardous Materials	3.12
Intellectual Property	3.13
Filed SEC Documents	Article III
Information Statement	5.9
Investor	Preamble
Permits	3.08
Plan	3.10
Preferred Shares	Preamble
Purchase	2.01
Purchase Price	2.01

ARTICLE II

Purchase and Sale

SECTION 2.01. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, 100,000 Preferred Shares, at a purchase price per share of $1,000, for an aggregate purchase price of $100,000,000.00 (the “Purchase Price”). The purchase of the Preferred Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

SECTION 2.02. Closing. (a) The closing of the Purchase (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 300 N. LaSalle Street, Chicago, Illinois 60654, or remotely via the exchange of documents and signature pages, promptly following the satisfaction (or, to the extent permitted by Law, the waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, other than those conditions that by their nature are to be satisfied as of the Closing (but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place, time and date as shall be agreed between the Company and the Investor; provided, that the parties hereto expressly agree that the Closing shall occur no later than three Business Days following the date of this Agreement. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. The Closing shall be deemed to occur and be effective as of 12:01 a.m. New York City time on the Closing Date.

(b) At the Closing, to effect the purchase and sale of the Preferred Shares, (i) the Investor shall pay to the Company, by wire transfer to a bank account designated in writing by the Company of immediately available funds, the Purchase Price, (ii) the Company shall deliver to the Investor physical share certificates representing the Preferred Shares and (iii) the Company shall make the filing described in Section 6.01(b).

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Investor that, except as disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC and publicly available prior to the date hereof (the “Filed SEC Documents”), other than any non-specific predictive or forward-looking disclosures contained therein under the heading “Risk Factors”:

SECTION 3.01. Organization; Standing. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted, except (other than with respect to the Company’s due organization and valid existence) as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified to do business (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Charter Documents (as amended to the date hereof) are included in the Filed SEC Documents.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02. Capitalization. (a) The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, 125,000,000 shares of Class B common stock, par value $0.001 per share and 50,000,000 shares of undesignated preferred stock, with a par value per share that may be established by the Board in the applicable certificate of designation (“Company Preferred Stock”). At the close of business on December 1, 2017 (the “Capitalization Date”), (i) 16,070,521    shares of Common Stock were issued and outstanding (including 398,391 Restricted Shares), (ii) 116,686,826 shares of Class B common stock were issued and outstanding (iii) no shares of Common Stock were held by the Company in its treasury, (iv) 12,870,365 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, (v) a total of 596,043 shares of Common Stock were subject to outstanding vested and unvested Options, (vi) no shares of Common Stock were subject to outstanding Service-Based RSUs, (vii) no shares of Common Stock were subject to outstanding Performance RSUs (assuming that applicable performance goals have been attained at maximum levels) and (viii) no shares of Company Preferred Stock were issued or outstanding. Since the Capitalization Date through the date hereof, neither the Company nor any of its Subsidiaries has (A) issued any Company Securities (as defined below) or incurred any obligation to make any payments based on the price or value of any Company Securities or dividends paid thereon, other than in connection with the vesting, settlement or exercise of the Options, Service-Based RSUs and Performance RSUs referred to above that were outstanding as of the Capitalization Date or as expressly contemplated by this Agreement or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of the Company’s capital stock. Additionally, as of the Capitalization Date, there were 165,776,684 Class A common units and 7,421,223 Class B common units of Carvana Group, LLC issued and outstanding. Pursuant to the Exchange Agreement, the Class A common units were exchangeable for 116,686,826 shares of the Company’s Common Stock and the Class B common units were exchangeable for 4,725,496 shares of the Company’s Common Stock, in each case as of the Capitalization Date.

(b) Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, stock appreciation rights, phantom stock rights, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments or provide any economic value based on the price or value of any Company Securities or dividends paid thereon. Except with respect to the Company Stock Plans, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The Preferred Shares and the Conversion Shares will be, when issued, duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities Laws, and such shares will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right. The Preferred Shares, when issued, and the Conversion Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Charter Documents, as amended by the Certificate of Designation.

(c) All of the issued and outstanding shares of capital stock of each Subsidiary that is a corporation, all of the issued and outstanding partnership interests of each Subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each Subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company directly or through Subsidiaries, free and clear of all Liens, except for such Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the issued and outstanding shares of capital stock of any Subsidiary that is a corporation, none of the issued and outstanding partnership interests of any Subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any Subsidiary that is a limited liability company were issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such Subsidiary or any other person that have not been waived in writing.

SECTION 3.03. Authority; Noncontravention; Voting Requirements. (a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder and to consummate the Transactions. All corporate action on the part of the Company, its officers, Board, and shareholders necessary for the authorization, execution, and delivery of this Agreement and any other Transaction Document to which the Company is a party, the performance of all obligations of the Company under this Agreement and any other Transaction Document, and the authorization, issuance (or reservation for issuance), sale, and delivery of (i) the Preferred Shares being sold hereunder and (ii) subject to the mailing of the Information Statement pursuant to Section 5.9, the Conversion Shares issuable upon the conversion of the Preferred Shares has been taken. This Agreement and the Related Agreements have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof and thereof by the Investor, this Agreement and the Related Agreements constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) The Company and its Subsidiaries are not in violation of their organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this

Agreement and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, under, or result in the creation or imposition of any Lien upon any property or assets of the Company or its Subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the organizational documents of Company or any of its Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets, properties or operations, except, in the case of clause (ii) only, for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect..

SECTION 3.04. Governmental Approvals. Except for (a) compliance with the rules and regulations of the NYSE, (b) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware pursuant to the DGCL, (c) the filing with the SEC of such current reports and other documents, if any, required to be filed with the SEC under the Exchange Act or Securities Act in connection with the Transactions, (d) the mailing of the Information Statement pursuant to Section 5.9 and (e) compliance with any applicable securities or blue sky laws of the various states, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity or any stock market or stock exchange on which shares of Common Stock are listed for trading are necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such consents, approvals, filings, licenses, permits, authorizations, declarations or registrations the failure of which to obtain, make or give, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Company SEC Documents; Undisclosed Liabilities. (a) The Company has filed with the SEC all material reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act since April 24, 2017 (collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments) and (iii) have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods covered thereby (except (A) as may be indicated in the notes thereto or (B) as permitted by Regulation S-X).

(c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of September 30, 2017 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions, (iv) as relate to Taxes or (v) as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(d) The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Since September 30, 2017, neither the Company nor, to the Company’s knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of any “significant deficiency” or “material weakness” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

SECTION 3.06. Absence of Certain Changes. Since September 30, 2017 there has not been any effect, change, event or occurrence that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.07. Legal Proceedings. As of the date hereof, there is no pending or, to the knowledge of the Company, threatened legal or administrative proceeding, suit, arbitration, action or, to the knowledge of the Company, investigation (an “Action”) against the Company or any of its Subsidiaries, in each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.08. Compliance with Laws; Permits. The Company and each of its Subsidiaries are in compliance with all Laws applicable to the Company or any of its Subsidiaries, in each case except for instances of non-compliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, permits, certificates, approvals and authorizations from Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, “Permits”), except where the failure to hold the same, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.09. Tax Matters. The Company and its Subsidiaries have filed all non-U.S., federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Employee Benefits. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company or any of its Subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company or any of its Subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its Subsidiaries may have any liability.

SECTION 3.11. Labor Matters. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its Subsidiaries which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.12. Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

SECTION 3.13. Intellectual Property. The Company and its Subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (including all goodwill associated with, and all registrations and applications for registration of, the foregoing) (collectively, “Intellectual Property”) that is necessary for the conduct of their respective businesses as currently conducted; neither the Company nor its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its Subsidiaries are not aware of any facts or circumstances which would reasonably be expected to render any Intellectual Property invalid, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its Subsidiaries’ rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company or its Subsidiaries infringes or otherwise violates Intellectual Property rights of any third party, in each in each instance that would be materially adverse to the Company, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, in each instance that would be materially adverse to the Company. To the knowledge of the Company and its Subsidiaries, no third party has infringed, misappropriated or otherwise violated any Intellectual Property owned by or exclusively or co-exclusively licensed to the Company in any material respects; the Company and its Subsidiaries have in all material respects complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Company or its Subsidiaries, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement; and to the knowledge of the Company, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any such Intellectual Property of the Company or its Subsidiaries that could reasonably be used to challenge the validity, enforceability or scope of any such Intellectual Property, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.14. Real Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by any of them (if any) and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; all real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Company or its Subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company or its Subsidiaries, and all such leases and subleases are in full force and effect; and neither of the Company nor its Subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company and its Subsidiaries to the continued possession of the leased or subleased premises, or to the continued use of the leased or subleased equipment or other property, except for such claims which, if successfully asserted against the Company or its Subsidiaries, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15. Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.06, the sale of the Preferred Shares pursuant to this Agreement is exempt from the registration requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of or to investors with respect to offers or sales of the Preferred Shares, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Preferred Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Preferred Shares under this Agreement to be integrated with other offerings by the Company.

SECTION 3.16. Broker Fees and Expenses. No agent, broker, investment banker, financial advisor or other firm or Person other than Wells Fargo Securities, LLC, the fees and expenses of which will be paid by the Company, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the Transactions based upon arrangements made by, or on behalf of, the Company or any of its Subsidiaries.

SECTION 3.17. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Company has taken no action designed to, or which, to the knowledge of the Company, is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received, as of the date hereof, any notification that the SEC or the NYSE is contemplating terminating such registration or listing.

ARTICLE IV

Representations and Warranties of the Investor

The Investor represents and warrants to the Company:

SECTION 4.01. Organization and Authority. The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite limited partnership power and authority to carry on its business as presently conducted.

SECTION 4.02. Authorization; Enforceability. The Investor has all requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by the Investor and the consummation of the Transactions, and compliance with the provisions of this Agreement, by the Investor have been duly authorized by all necessary limited partnership action on the part of the Investor (and, as of the date hereof, the resolutions giving effect to such limited partnership actions have not been rescinded, modified or withdrawn in any way). This Agreement has been duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery hereof and thereof by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.

SECTION 4.03. No Conflict. The execution and delivery by the Investor of this Agreement do not and will not, and the consummation of the Transactions and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any right or benefit on the part of any third party under, or result in the creation of any Lien upon any of the properties or assets of the Investor under (i) the organizational or governing documents of the Investor or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.04 are obtained prior to the Closing Date and the filings referred to in Section 4.04 are made and any waiting periods thereunder have terminated or expired prior to the Closing Date, (A) any term, condition or provision of any Contract to which the Investor or any of its Affiliates is a party or by which any of its properties or assets are bound and that is material to the business of the Investor and its Affiliates, taken as a whole, (B) any Law that is material to the Investor and its Affiliates, taken as a whole, or (C) any Judgment, permit, concession, grant or franchise, in each case, applicable to the Investor or any of its Affiliates or any of its properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, breaches, defaults, rights, losses or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the Transactions.

SECTION 4.04. Governmental Approvals. Except for the filing by the Company of the Certificate of Designation with the Secretary of State of the State of Delaware pursuant to the DGCL, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity or any stock market or stock exchange is necessary for the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, have not had and would not reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the Transactions.

SECTION 4.05. Broker Fees and Expenses. No agent, broker, investment banker, financial advisor or other firm or Person other than Citigroup Global Markets Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or any other commission or similar fee, or the reimbursement of expenses in connection therewith, in connection with any of the Transactions based upon arrangements made by or on behalf of the Investor or any of its Affiliates.

SECTION 4.06. Purchase for Investment. The Investor acknowledges that the Preferred Shares will not have been registered under the Securities Act or under any state or other applicable securities laws. The Investor (a) acknowledges that (i) it is acquiring the Preferred Shares (and the Conversion Shares) pursuant to an exemption from registration under the Securities Act solely for investment and for the Investor’s own account, not as nominee or agent, and with no present intention or view to distribute any of the Preferred Shares (or the Conversion Shares) to any Person in violation of the Securities Act and (ii) it is not party to any co-investment, joint venture, partnership or other understanding or arrangement with any other Person relating to the Preferred Shares (or the Conversion Shares) or the Transactions, (b) will not sell or otherwise dispose of any of the Preferred Shares or the Conversion Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (c) is knowledgeable, sophisticated and experienced in financial and business matters, has previously invested in securities similar to the Preferred Shares and the Conversion Shares, fully understands the limitations on transfer and the restrictions on sales of such Preferred Shares and Conversion Shares and is able to bear the economic risk of its investment and afford the complete loss of such investment, (d) (i) has such knowledge and experience in financial and business matters and in investments of this type, that it is capable of evaluating the merits and risks of its investment in the Preferred Shares and the Conversion Shares and of making an informed investment decision, (ii) has conducted an independent review and analysis of the business and affairs of the Company and its Subsidiaries that it considers sufficient and reasonable for purposes of making its investment in the Preferred Shares and the Conversion Shares and (iii) based thereon and on its own knowledge, has formed an independent judgment concerning the advisability of the Transactions, (e) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and (f) is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

SECTION 4.07. No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III, the Investor hereby acknowledges that neither the Company nor any of its Subsidiaries, nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Investor or any of its Representatives or any information developed by the Investor or any of its Representatives or (b) will have or be subject to any liability or indemnification obligation to the Investor resulting from the delivery, dissemination or any other distribution to the Investor or any of its Representatives, or the use by the Investor or any of its Representatives, of any information, documents, estimates, projections, forecasts, forward-looking information, business plans or other oral or written information provided or made available to or developed by the Investor or any of its Representatives in the course of their due diligence investigation of the Company (including in the Data Room or management presentations), the negotiation of the Transaction Documents or the contemplation of any of the Transactions.

SECTION 4.08. Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Investor, the Investor has received and may continue to receive from the Company, its Affiliates and its and their respective Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. The Investor hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Investor is familiar, that the Investor is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to the Investor (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that the Investor has not relied on such information and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto.

SECTION 4.09. Ownership of Company Securities. The Investor and its Affiliates hold no shares of Voting Stock, do not belong to any 13D Group and are not, directly or indirectly, party to any Hedging Transaction.

SECTION 4.10. Arm’s Length Transaction. The Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Transactions. Additionally, without limiting the representations and warranties of the Company in Article III, the Investor (a) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, (b) has consulted with its own advisors concerning such matters and (c) shall be responsible for making its own independent investigation and appraisal of the Transactions.

SECTION 4.11. Private Placement Consideration. The Investor understands and acknowledges that: (a) its representations and warranties contained herein are being relied upon by the Company as a basis for availing itself of such exemption and other exemptions under the securities Laws of all applicable states and for other purposes, (b) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Preferred Shares or any recommendation or endorsement thereof, (c) the Preferred Shares are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under applicable securities Laws such Preferred Shares (and the Conversion Shares) may be resold without registration under the Securities Act only in certain limited circumstances and (d) each certificate evidencing the Preferred Shares held by the Investor will be endorsed with a legend substantially in the form on Exhibit B attached hereto.

SECTION 4.12. Purchase Price. The Investor has and will continue to have through the Closing funds sufficient and legally available to pay the Purchase Price.

ARTICLE V

Additional Agreements

SECTION 5.01. Public Announcements. The Company and the Investor agree that the initial public announcement by the parties or any of their Affiliates of the execution and delivery of this Agreement shall be in such form or forms as shall be mutually agreed by the Company and the Investor. Subject to each party’s disclosure obligations imposed by Law or the rules of any stock exchange upon which its securities are listed (compliance with which shall not require consultation with, or the consent of, the other party), neither the Company nor the Investor will make any public news release or other public disclosure with respect to this Agreement or the Transactions in which the other party is named without first consulting with the other, and, in each case, also receiving the other’s consent (which consent shall not be unreasonably withheld, conditioned or delayed).

SECTION 5.02. Commercially Reasonable Efforts. Each of the Investor and the Company will cooperate and consult with each other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third Persons required to consummate the Transactions.

SECTION 5.03. Filings; Consents. (a) Without limiting the generality of Section 5.02, upon the terms and subject to the conditions of this Agreement and in accordance with applicable Law, each of the Company and the Investor shall, and shall cause its Affiliates to, use reasonable best efforts to as promptly as practicable (i) obtain any consents, approvals or other authorizations, and make any filings and notifications, required in connection with the Transaction and (ii) make any other submissions either required or reasonably deemed appropriate by the Company or the Investor in connection with the Transactions under the Securities Act, the Exchange Act, the HSR Act, the rules and regulations of the NYSE and any other applicable Law. The Company and the Investor shall, and shall cause their respective Affiliates to, cooperate and consult with each other in connection with the making of all such filings and notifications, including by providing copies of all relevant documents (except to the extent containing confidential information of such Person) to the non-filing party and its Representatives before filing.

(b) Without limiting the generality of Sections 5.02 and 5.03(a), the Company and the Investor shall as promptly as practicable, but in any event within 10 Business Days following the date hereof, cause its Affiliates to, furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing that is necessary under the HSR Act.

(c) Each of the Company and the Investor shall, and shall cause its Affiliates to, keep the other party apprised of the status of any communications by such party or any of its Affiliates with, and any inquiries or requests for additional information from any Governmental Entity with respect to the Transactions and shall comply as promptly as practicable with any such inquiry or request and provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act or any other applicable Law. No party hereto or any of their respective Affiliates shall participate in any meeting or engage in any material substantive conversation with any Governmental Entity with respect to the Transactions without giving the other party prior notice of the meeting or conversation.

SECTION 5.04. Corporate Action. At any time that any Preferred Shares are outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all of the Preferred Shares then outstanding.

SECTION 5.05. Adjustment of Conversion Price. If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the Conversion Price (as defined in the Certificate of Designation) pursuant to the Certificate of Designation if the Preferred Shares had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Price, effective as of the Closing, in the same manner as would have been required by the Certificate of Designation if the Preferred Shares had been issued and outstanding since the date of this Agreement.

SECTION 5.06. NYSE Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly apply to cause the Conversion Shares to be approved for listing on the NYSE, subject only to shareholder approval and official notice of issuance.

SECTION 5.07. Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Preferred Shares for general corporate purposes and to pay any costs, fees and expenses incurred by it in connection with the Transactions.

SECTION 5.08. Expenses. Except as otherwise expressly provided in this Agreement, each party shall bear and pay its own costs, fees and expenses incurred by it in connection with this Agreement and the Transactions; provided, that the Company shall reimburse the Investor for reasonable fees and expenses incurred in connection with filings made hereunder pursuant to the HSR Act.

SECTION 5.09. Restrictions on Transfer. Prior to the date that is 180 calendar days following the Closing Date, neither the Investor nor any of its Affiliates may directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of any Preferred Shares or Conversion Shares to any Person without the prior written consent of the Company (which consent may be given or withheld, or made subject to such conditions as are determined by the Company, in its sole discretion) other than any

Permitted Transfer (as defined below). Any purported transfer which is not in accordance with the terms and conditions of this Section 5.9 shall be, to the fullest extent permitted by law, null and void ab initio and, in addition to other rights and remedies at law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action. The following transfers (“Permitted Transfers”) shall be permitted without the Company’s consent: (i) to an Affiliate of the Investor who executes a written joinder agreement pursuant to which such Affiliate agrees to be bound by the terms of this Agreement, (ii) in a Reorganization Event (as defined in the Certificate of Designation), (iii) in connection with a redemption by the Company pursuant to the terms of the Certificate of Designation and (iv) of interests in the Investor, provided, that such transfer does not result in a change of the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of any Preferred Shares.

SECTION 5.10. Information Statement. As promptly as practicable after the date hereof, but in any event within 30 days after the date of this Agreement, the Company shall, at its sole expense, prepare and file with the SEC, and the Investor shall reasonably cooperate with the Company in such preparation and filing of, a preliminary information statement on Schedule 14C relating to the Preferred Shares and the transactions contemplated by this Agreement, and the Company shall, in reasonable consultation with the Investor, use its commercially reasonable efforts to furnish the information required to respond promptly to any comments made by the SEC with respect to the preliminary information statement and thereafter, within five days of receiving SEC clearance, to mail the information statement to the Company’s stockholders. Such preliminary information statement as filed with the SEC and the information statement subsequently mailed to the stockholders of the Company (as amended and supplemented from time to time) is herein referred to as the “Information Statement.” The Investor hereby agrees to provide the Company with all information concerning it which is required or reasonably appropriate to be included in the Information Statement.

SECTION 5.11. Registration. If requested by the Purchaser, the Company will use commercially reasonable efforts to prepare and file with the SEC, at the Company’s sole cost and expense, a Registration Statement on Form S-3 relating to the resale by the Purchaser of the Common Stock into which the Preferred Shares may be converted, provided that the Company is then eligible to utilize Form S-3.

ARTICLE VI

Conditions to Closing

SECTION 6.01. Conditions to the Obligations of the Company and the Investor. The respective obligations of each of the Company and the Investor to effect the Transactions are subject to the satisfaction or (to the extent permitted by Law) waiver by each of the Company and the Investor on or prior to the Closing Date of the following conditions:

(a) No Governmental Entity shall have issued any order, decree or ruling, and no Law shall be in effect, enjoining, restraining or otherwise prohibiting any of the Transactions;

(b) the Company shall have duly adopted and caused to be filed with the Secretary of State of the State of Delaware the Certificate of Designation; and

(c) the Company shall have obtained requisite shareholder approval by written consent of the consummation of the Transactions, including the issuance of the Preferred Shares and Conversion Shares in accordance with the Company Charter Documents.

SECTION 6.02. Conditions to the Obligations of the Company. The obligations of the Company to effect the Transactions are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company on or prior to the Closing Date of the following conditions:

(a) all representations and warranties of the Investor set forth in this Agreement shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “material adverse effect” set forth in such representations and warranties) in all material respects at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on such earlier date);

(b) the Investor shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing; and

(c) the Company shall have received a certificate, signed by a duly authorized officer of the Investor, certifying as to the matters set forth in Sections 6.02(a) and 6.02(b).

SECTION 6.03. Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Transactions are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Investor on or prior to the Closing Date of the following conditions:

(a) (i) the representations and warranties of the Company set forth in Section 3.01 (Organization; Standing), Section 3.02 (Capitalization), Section 3.03(a) (Authority) and Section 3.16 (Broker Fees and Expenses) shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) in all material respects at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on such earlier date), provided that in no event will a discrepancy of less than 10,000 shares of Common Stock be considered to be material for purposes of Section 3.02, (ii) the representation and warranty of the Company set forth in Section 3.06 (Absence of Certain Changes) shall be true and correct at and as of the Closing Date, with the same force and effect as if made on the Closing Date and (iii) the other representations and warranties of the Company in this Agreement shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on such earlier date), except, in the case of this clause (iii), for such failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect;

(b) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing; and

(c) the Investor shall have received a certificate, signed by a duly authorized officer of the Company, certifying as to the matters set forth in Sections 6.03(a) and 6.03(b).

SECTION 6.04. Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if its failure to perform in all material respects any of its obligations under this Agreement, to act in good faith or to use, in accordance with the terms of this Agreement, its required efforts to cause the Closing to occur shall have been a principal cause of, or shall have resulted in, the failure of such condition. The Investor may not rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if the failure of the Investor to perform in all material respects any of its obligations under this Agreement, to act in good faith or to use, in accordance with the terms of this Agreement, its required efforts to cause the Closing to occur shall have been a principal cause of, or shall have resulted in, the failure of such condition

ARTICLE VII

Termination; Survival; Limitation on Damages

SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of the Company and the Investor;

(b) by either the Company or the Investor, if any Governmental Entity issues an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting any of the Transactions and such order, decree, ruling or other action shall have become final and nonappealable;

(c) by the Investor upon written notice to the Company, if any of the conditions set forth in Section 6.03(a) or 6.03(b) shall have become incapable of being satisfied and shall not have been waived by the Investor; and

(d) by the Company upon written notice to the Investor, if any of the conditions set forth in Section 6.02(a) or 6.02(b) shall have become incapable of being satisfied and shall not have been waived by the Company;

provided, however, that the right to terminate this Agreement pursuant to Section 7.01(b), (c), (d) and (e) shall not be available to any party whose material breach of any of its representations, warranties, covenants or agreements contained in this Agreement shall have been the principal cause of, or shall have resulted in, the failure of any such condition.

SECTION 7.02. Effects of Termination. In the event of the termination of this Agreement as provided for in Section 7.01, this Agreement shall forthwith become wholly void and of no further force and effect without any liability or obligation on the part of the Company or the Investor, except that the provisions of Section 5.08, this Section 7.02 and Article VIII (other than Section 8.04) shall survive any termination of this Agreement; provided that the termination of this Agreement shall not relieve any party from any liability for any intentional breach by a party of the terms and provisions of this Agreement.

SECTION 7.03. Survival. The representations and warranties of the parties set forth in this Agreement shall not survive the Closing Date.

SECTION 7.04. Limitation on Damages. Notwithstanding any other provision of this Agreement, except in the case of fraud, no party shall have any liability to the other in excess of the Purchase Price, and no party shall be liable for any consequential, incidental, indirect, special, exemplary, punitive or multiplier damages or any lost profits, in each case with respect to this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile or email or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by facsimile (which is confirmed), by email (which is confirmed) or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses or facsimiles or emails (or at such other address or facsimile or email for a party as shall be specified by like notice):

(a) If to the Company:

Carvana, LLC

1930 W. Rio Salado Pkwy

Tempe, AZ 85281

Attention:	Legal Department

Email:	dl-carvanalegal@carvana.com

with a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention:	Robert M. Hayward, P.C.
Robert E. Goedert

Facsimile:	(312) 862-2200

Email:	robert.hayward@kirkland.com
robert.goedert@kirkland.com

(b) If to the Investor:

Dundon Capital Partners

2100 Ross Avenue, Suite 3300

Dallas, Texas 75201

Attention:	Legal Department

Email:	Legal@dundon.co

SECTION 8.02. Amendments, Waivers, etc. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party against whom such amendment or waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance. Counterparts and Facsimile. This Agreement may be executed in two or more identical counterparts (including by facsimile or electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by facsimile, electronic transmission or otherwise) to the other parties.

SECTION 8.04. Further Assurances. Each party hereto shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate or implement the Transactions.

SECTION 8.05. Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

(b) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, in each case without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

(c) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York, for the purposes of any Action or other proceeding arising out of this Agreement and the rights and obligations arising hereunder, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action or proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.01 shall be effective service of process for any such Action or proceeding.

(d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN

THE EVENT OF ANY ACTION, CLAIM OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.05(d).

SECTION 8.06. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. The words “made available to the Investor” and words of similar import refer to documents (a) posted to the Data Room by or on behalf of the Company on or prior to the date hereof or (b) delivered in person or electronically to the Investor on or prior to the date hereof. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its permitted successors and assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

SECTION 8.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

SECTION 8.08. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.

SECTION 8.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

SECTION 8.10. Acknowledgment of Securities Laws. The Investor hereby acknowledges that it is aware, and that it will advise its Affiliates and Representatives who are provided material non-public information concerning the Company or its securities, that the United States securities Laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

CARVANA CO.,

By	/s/ Paul Breaux
	Name:	Paul Breaux
	Title:	Vice President,General Counsel and Secretary

DDFS PARTNERSHIP LP,

By	/s/ John Zutter
	Name:	John Zutter
	Title:	Partner,VP & Secretary

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS, PREFERENCES, POWERS

AND RIGHTS

OF

CLASS A CONVERTIBLE PREFERRED STOCK

OF

CARVANA CO.

Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), CARVANA CO., a Delaware corporation (the “Corporation”), certifies that, pursuant to the authority conferred upon its Board by the Certificate of Incorporation, as amended, of the Corporation, the Board on [•] adopted the following resolution creating a series of Preferred Stock:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of the Corporation by the provisions of ARTICLE FOUR of the Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151 of the DGCL, the Board hereby creates and provides for the issue of a series of Preferred Stock, with an initial stated value of $1,000.00 per share, of the Corporation to be known and designated as Class A Convertible Preferred Stock, and that the designation and number of shares, and the relative rights, powers, preferences, and limitations thereof (in addition to the provisions set forth in the Certificate of Incorporation of the Corporation, as amended, that are applicable to Preferred Stock generally) shall be as follows:

A. Certain Definitions. When used in this Certificate of Designations, the following terms shall have the meanings specified:

“10 Day VWAP” means the average of the VWAP per share of Common Stock for each of ten consecutive full Trading Days.

“14C Expiration Date” means the date immediately following the expiration of the 20 calendar day period commencing on the stated date of distribution to the Corporation’s stockholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act of a definitive Information Statement on Schedule 14C filed by the Corporation with the SEC relating to the issuance of the Convertible Preferred Stock.

“Accumulated Dividends” means, with respect to any share of Convertible Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from the Issue Date until such date. There shall be no Accumulated Dividends with respect to any share of Convertible Preferred Stock prior to the Issue Date.

“Board” means the board of directors of the Corporation.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Bylaws” means the Corporation’s Amended and Restated Bylaws, as may be amended from time to time.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) Common Stock, Preferred Stock or other equity interests issued by the Corporation, any Subsidiary of the Corporation or any other Person, as applicable.

“Certificate of Incorporation” means the Corporation’s Amended and Restated Certificate of Incorporation, as it may be amended from time to time.

“Change of Control” means the occurrence of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act obtains direct or indirect ultimate beneficial ownership of Voting Stock representing more than 50% of the voting power of the outstanding Voting Stock, other than any transaction in which the Persons that beneficially owned, directly or indirectly, Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares representing a majority of the total voting power of all outstanding classes of shares of the continuing or surviving Person or the ultimate resulting parent entity immediately after the transaction; or

(ii) consummation of any consolidation, merger or share exchange of the Corporation or any sale, lease or other transfer of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one or more of the Corporation’s Subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property, other than any such consolidation, merger, share exchange or similar extraordinary transaction in which the Persons that beneficially owned, directly or indirectly, Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares representing a majority of the total voting power of all outstanding classes of shares of the continuing or surviving Person or the ultimate resulting parent entity immediately after the transaction.

“Change of Control Effective Date” has the meaning set forth in Section I.1.

“Change of Control Exchange” has the meaning set forth in Section I.1.

“Class B Common Stock” means the Corporation’s Class B common stock, par value $0.001 per share.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a

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United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Market Group, Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained by the Corporation for such purpose.

“Common Stock” means the Corporation’s Class A Common Stock, par value $0.001 per share.

“Conversion Date” means the date on which a Holder complies with the procedures in Section H.1, with regard to shares of Convertible Preferred Stock subject to such conversion.

“Conversion Price” means, for each share of Convertible Preferred Stock, $19.6945, subject to adjustment as set forth herein.

“Convertible Preferred Stock” has the meaning set forth in Section B.

“Constituent Person” has the meaning set forth in Section K.1.

“Current Market Price” means, for each share of Common Stock as of any applicable Record Date for any issuance, distribution, dividend or other action, the arithmetic average of the VWAP per share of Common Stock for each of the five consecutive full Trading Days ending on the Trading Day immediately preceding the Record Date with respect to such issuance, distribution, dividend or other action, as the case may be, appropriately adjusted to take into account the occurrence during such period of any event described in Section J.

“Distributed Property” has the meaning set forth in Section J.3.

“Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2018.

“Distribution Transaction” means any transaction by which a Subsidiary of the Corporation ceases to be a Subsidiary of the Corporation by reason of the distribution of such Subsidiary’s equity securities to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Dividend Period” means the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial “Dividend Period,” which shall be the period from, and including, the Issue Date to, but excluding, March 15, 2018.

“Dividend Rate” means the rate per annum of 5.5% per share of Convertible Preferred Stock on the Liquidation Preference.

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“Dividend Record Date” means, with respect to any Dividend Payment Date, the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding such Dividend Payment Date.

“Equivalent Securities” means a number of shares of Common Stock calculated by dividing the amount of the Change of Control Price to be paid in Equivalent Securities by the 10 Day VWAP ending on the second Trading Day immediately preceding the Change of Control.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated April 27, 2017, by and among the Corporation, Carvana Group LLC, Carvana Co. Sub LLC and the holders of the LLC Units party thereto.

“Exchange Property” has the meaning set forth in Section K.1.

“Expiration Date” has the meaning set forth in Section J.2.

“Fair Market Value” means:

(i) with respect to any asset constituting cash or cash equivalents, the amount of such cash or cash equivalents, and

(ii) with respect to any security or other property (other than cash or cash equivalents), the fair market value of such security or other property, as reasonably determined by a majority of the Board or an authorized committee thereof, in each case acting in good faith.

“Holder” or “holder” means a holder of record of the Convertible Preferred Stock.

“Issue Date” means [             ], 2017, the original date of issuance of the Convertible Preferred Stock.

“Junior Securities” has the meaning set forth in Section C.

“Liquidation Preference” means $1,000.00 per share of Convertible Preferred Stock.

“Liquidation Preference Amount” has the meaning set forth in Section G.1.

“LLC Unit Exchange” means any exchange of LLC Units and, if applicable, Class B Common Stock, for Common Stock or cash pursuant to the Exchange Agreement.

“LLC Units” means the Class A common units and Class B common units of Carvana Group LLC.

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“Market Disruption Event” means any of the following events:

(i) any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(ii) any event that disrupts or impairs (as determined by the Corporation in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or to obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or to obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“Nonpayment” has the meaning set forth in Section E.3.

“Nonpayment Directors” has the meaning set forth in Section E.3.

“Nonpayment Remedy” has the meaning set forth in Section E.3.

“NYSE” means the New York Stock Exchange and its successors.

“Parity Securities” means any class or series, or any shares of any class or series, of Capital Stock of the Corporation (other than the Convertible Preferred Stock) that ranks equally with the Convertible Preferred Stock with respect to priority of dividend rights and rights on liquidation, winding up and dissolution of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or other entity.

“Preferred Stock” means the Corporation’s class of authorized Preferred Stock, $0.01 par value per share.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is

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exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Reorganization Event” has the meaning set forth in Section K.1.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” of the Corporation means:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by the Corporation or one or more of the other Subsidiaries of the Corporation (or a combination thereof); and

(ii) any partnership (i) the sole general partner or the managing general partner of which is the Corporation or a Subsidiary of the Corporation or (ii) the only general partners of which are the Corporation or one or more Subsidiaries of the Corporation (or any combination thereof).

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Trigger Event” has the meaning set forth in Section J.4.

“Voting Stock” as of any date means the Capital Stock of the Corporation that is at the time entitled to vote in the election of the Board. For the avoidance of doubt, the Convertible Preferred Stock does not constitute Voting Stock.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “Carvana Co.” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained by the Corporation for such purpose).

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B. Designation and Amount. The shares of the series of Preferred Stock designated hereby shall be designated as “Class A Convertible Preferred Stock” (the “Convertible Preferred Stock”), and the number of shares constituting such series shall be one-hundred thousand (100,000). Such number of shares may be decreased by resolution of the Board as provided in the Certificate of Incorporation; provided, that no decrease shall reduce the number of shares of Convertible Preferred Stock to a number less than that of the shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation exercisable for or convertible into the Convertible Preferred Stock. Shares of the Convertible Preferred Stock shall be issued in certificated form in restricted accounts at the Corporation or its transfer agent and registered in the Holders’ respective names.

C. Ranking. The Convertible Preferred Stock shall, with respect to dividend rights and rights on the liquidation, winding up and dissolution of the Corporation, rank senior to: (i) the Common Stock, (ii) all other classes and series, and all shares of all other classes and series, of Capital Stock of the Corporation now authorized, issued or outstanding and (iii) all other classes and series, and all shares of all other classes and series, of Capital Stock of the Corporation hereafter authorized, issued or outstanding that do not not expressly rank pari passu or senior to the Convertible Preferred Stock (collectively, the “Junior Securities”).

D. Dividends.

1. Holders shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for payment, cumulative dividends in cash at the Dividend Rate. To the extent that the Corporation is legally permitted to pay dividends, the Corporation’s Board shall declare and the Corporation shall pay dividends in cash on each Dividend Payment Date.

Dividends on the Convertible Preferred Stock shall be payable quarterly in arrears at the Dividend Rate, and shall accumulate, whether or not earned or declared, from the most recent date to which dividends have been paid, or, if no dividends have been paid, from the Issue Date (whether or not in any Dividend Period or Periods any agreements of the Corporation prohibit the current payment of dividends, there shall be funds of the Corporation legally available for the payment of such dividends or the Corporation declares the payment of dividends), and shall be paid in cash. Dividends shall be payable in arrears on each Dividend Payment Date (commencing on March 15, 2018) to the Holders as they appear on the Corporation’s stock register at the close of business on the relevant Dividend Record Date. Accumulations of dividends on shares of Convertible Preferred Stock for any past Dividend Periods may be declared and paid at any time to Holders not more than 30 nor less than 10 calendar days immediately preceding any Dividend Payment Date and shall not bear interest.

The Corporation shall provide not less than 10 Trading Days’ notice prior to any such Dividend Payment Date. Dividends payable for any period less than a full quarterly Dividend Period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

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2. No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividend, upon all outstanding shares of Convertible Preferred Stock.

3. No dividends or other distributions (other than a dividend or distribution payable solely in shares of Junior Securities and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Securities or Junior Securities, nor may any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Securities or Junior Securities) by the Corporation or on behalf of the Corporation at any time when Accumulated Dividends are outstanding except by:

(i) conversion into or exchange for shares of Junior Securities and cash solely in lieu of fractional shares of Parity Securities or Junior Securities (in the case of Parity Securities) or Junior Securities (in the case of Junior Securities);

(ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority), unless all Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Convertible Preferred Stock and any Parity Securities for all dividend payment periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition; and

(iii) cancellation of Class B Common Stock and issuance of new Common Stock or payment of cash in connection with any LLC Unit Exchange.

Notwithstanding the foregoing, if Accumulated Dividends are outstanding on the Convertible Preferred Stock, dividends may be declared and paid on the Convertible Preferred Stock and any Parity Securities so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Convertible Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that Accumulated Dividends per share on the shares of Convertible Preferred Stock and accumulated and unpaid dividends on such Parity Securities bear to each other at the time of declaration.

4. Holders shall not be entitled to any dividend in excess of full cumulative dividends, and shall not participate in dividends on the Common Stock.

5. If any Dividend Payment Date falls on a day that is not a Business Day, the required payment will be on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate as the case may be, in respect of the delay.

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6. Holders at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares in accordance with Section H.1 or Section L.1 following such Dividend Record Date or the Corporation’s default in payment of the dividend due on such Dividend Payment Date. Except as provided in Sections H, J and K, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Convertible Preferred Stock or for dividends on the shares of Common Stock issued upon conversion.

E. No Voting Rights.

1. The Convertible Preferred Stock shall have no voting rights and no right to vote as a separate class, except as required by, and cannot be waived under, the DGCL, and except that the terms and provisions of this Certificate of Designation may not be altered, amended or repealed in whole or in part, by merger or otherwise, so as to adversely affect the powers, preferences or special rights of the shares of Convertible Preferred Stock without the affirmative vote of the Holders of a majority of the outstanding shares of Convertible Preferred Stock, voting together as a separate class on an as-converted basis for the shares of Convertible Preferred Stock held by such Holder. For purposes of clarification, the Convertible Preferred Stock will not have a right to vote on any merger or consolidation in which the Holders are entitled to receive the amount and kind of consideration such Holders would have been entitled to receive if the Convertible Preferred Stock had been converted to Common Stock immediately prior to the merger or consolidation becoming effective, including the right to make an election of consideration to the same extent as the holders of Common Stock are afforded such right. The Convertible Preferred Stock does not constitute Voting Stock.

2. So long as any shares of Convertible Preferred Stock shall be outstanding, and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent, waiver or approval of the Holders of at least a majority of the shares of the Convertible Preferred Stock then outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect: (i) amend, alter, change or repeal the Certificate of Incorporation, or waive any provisions thereof, in a manner that would reasonably be expected to adversely affect the rights, preferences or powers of the Holders, (ii) amend, alter, change or repeal the rights, preferences or powers of Convertible Preferred Stock or (iii) authorize, create, increase the authorized amount of, reclassify into, Parity Securities, or any class or series, or any shares of any class or series, of Capital Stock of the Corporation ranking senior in priority to the Convertible Preferred Stock with respect to the right to dividends or preference on liquidation (including additional shares of Preferred Stock); provided, however, that for all purposes of this Section E.2, any increase in the amount of the Corporation’s authorized Convertible Preferred Stock or the creation or issuance of any shares of Junior Securities,

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or any increase in the amount of authorized shares of Junior Securities, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of Holders as specified herein. Without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Convertible Preferred Stock by amending or supplementing the Certificate of Incorporation, this Certificate of Designations or any stock certificate representing shares of the Convertible Preferred Stock: (i) to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument; or (ii) to make any other change that does not affect the rights, preferences, privileges or voting powers of any Holder (other than any Holder that consents to such change).

3. Whenever dividends on any shares of Convertible Preferred Stock have not been declared and paid for the equivalent of six or more Dividend Periods (including, for the avoidance of doubt, the Dividend Period beginning on, and including, the Issue Date and ending on, but excluding, March 15, 2018), whether or not for consecutive Dividend Periods (a “Nonpayment”), the Holders shall be entitled at the Corporation’s next special or annual meeting of stockholders to vote for, as a separate class, the election of a total of two additional members of the Board (any directors elected pursuant to this Section E.3, the “Nonpayment Directors”).

(i) Holders representing a majority of the Convertible Preferred Stock shall have the right to designate for nomination by the Board nominees for election as Nonpayment Directors (the “Nonpayment Director Nominees”). Notwithstanding anything to the contrary, neither the Board nor any committee thereof shall be under any obligation to nominate and recommend a Nonpayment Director Nominee to the extent it determines (a “Disqualification Determination”), in good faith and after consideration of specific written advice of outside counsel (a copy of which will be provided to nominating Holders), that such recommendation would reasonably be expected to violate their duties under applicable law because (A) such nominee is unfit to serve as a director of a company listed or quoted on the primary stock exchange or quotation system on which the Corporation’s Common Stock is listed or quoted or (B) service by such nominee as a Director would reasonably be expected to violate applicable law, the NYSE Listed Company Manual or, if the Corporation is not listed on the NYSE, any comparable rule or regulation of the primary stock exchange or quotation system on which the Common Stock is listed or quoted, in which case the Corporation shall provide the Holders with a reasonable opportunity to designate an alternate Nonpayment Director Nominee.

(ii) In the event of a Nonpayment, the number of directors then constituting the Board shall be increased by two, and the Nonpayment Directors Nominees shall be nominated for election at a special meeting of stockholders called by the Board at the request of the Holders of at least 20% of the then outstanding shares of Convertible Preferred Stock (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, failing which such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting, so long as the Holders continue to have the rights to elect a Nonpayment Director.

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(iii) For purposes of this Section E.3, whether a plurality, majority or other portion of the Convertible Preferred Stock has been voted in favor of any matter shall be determined by reference to the Liquidation Preference Amounts of the Convertible Preferred Stock voted.

(iv) Any request to call a special meeting for the initial election of any Nonpayment Directors shall be made by written notice, signed by the requisite Holders, and delivered to the Corporation in the manner set forth in the Certificate of Incorporation or as may otherwise be required by law.

(v) If and when all accumulated and unpaid dividends on the Convertible Preferred Stock have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the voting rights described in this Section E.3, subject to the revesting of such rights in the event of each subsequent Nonpayment.

(vi) If such voting rights for the Holders shall have terminated, the term of office of each Nonpayment Director so elected shall terminate at such time immediately and without any further action from the Corporation and the number of directors on the Board shall automatically decrease by two.

(vii) Any Nonpayment Director may be removed at any time without cause by the Holders (voting together as a single class), in each case, when they have the rights to elect Nonpayment Directors described in this Section E.

(viii) In the event that a Nonpayment shall have occurred and there has not been a Nonpayment Remedy, a vacancy in the office of a Nonpayment Director (other than prior to the initial election of a Nonpayment Director) may be filled by the written consent of any Nonpayment Director remaining in office or, if none remains in office, by a vote of the Holders of a majority of the shares of the Convertible Preferred Stock then outstanding when they have the rights to elect a Nonpayment Director described in this Section E.3, subject in each case to the right of the Board to make a Disqualification Determination with respect to such replacement Nonpayment Director, in which case the applicable party shall select a different candidate acceptable to the Board. Any such vote of the Holders to remove, or to fill a vacancy in the office of, a Nonpayment Director may be taken only at a special meeting of stockholders of the Corporation, called as provided above for an initial election of a Nonpayment Director (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, failing which election shall be held at such next annual or special meeting of stockholders of the Corporation).

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(ix) The Nonpayment Directors shall each be entitled to one vote per director on any matter that shall come before the Board for a vote. Each Nonpayment Director elected at any special meeting of stockholders of the Corporation or by written consent of the other Nonpayment Director shall hold office until the next annual meeting of the stockholders of the Corporation if such office shall not have previously terminated and such Nonpayment Director shall not have been removed from such office, in each case as above provided.

F. Reacquired Shares. Any shares of Convertible Preferred Stock redeemed, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. The Corporation shall take all such action as are necessary to cause all such shares (and compliance with any applicable provisions of the laws of the State of Delaware) to become authorized but unissued shares of Preferred Stock and may be redesignated and reissued as part of any other series of Preferred Stock, subject to the conditions or restrictions on authorizing, or creating, or issuing any class or series, or any shares of any class or series, set forth in Section E.2.

G. Liquidation, Dissolution, or Winding Up.

1. In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders or the proceeds thereof the Liquidation Preference plus Accumulated Dividends on the date fixed for liquidation, winding-up or dissolution (collectively, the “Liquidation Preference Amount”) in preference to the holders of, and before any payment or distribution is made on, any Junior Securities, including, without limitation, the Common Stock.

2. Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section G.

3. After payment to the Holders of full preferential amounts provided for in this Section G, the Holders as such shall have no right or claim to any of the remaining assets of the Corporation.

4. In the event the assets of the Corporation available for distribution to the Holders and holders of shares of Parity Securities upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section G, no such distribution shall be made on account of any shares of Parity Securities upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be

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paid on account of the shares of Convertible Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which Holders of all Convertible Preferred Stock and of any Parity Securities are entitled upon such liquidation, winding-up or dissolution.

H. Conversion.

1. Subject to the provisions of Section H.2, beginning on the 14C Expiration Date, each Holder shall have the right, at any time and from time to time, at such Holder’s option, to convert any or all of such Holder’s shares of Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price. Each share of Convertible Preferred Stock shall be convertible into: (i) the number of shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) determined by dividing (A) $1,000.00 by (B) the Conversion Price in effect at the close of business on the applicable Conversion Date, plus (ii) cash in lieu of fractional shares in accordance with Section J.12.

(i) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Convertible Preferred Stock: (i) shall be duly authorized, validly issued and fully paid and non-assessable, (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii) shall be approved for listing on the NYSE if shares of Common Stock generally are so listed (or the other principal United States securities exchange or automated quotation system on which the Common Stock is listed, quoted or admitted to trading, if any).

2. A Holder must do each of the following in order to convert shares of Convertible Preferred Stock pursuant to this Section H.2:

(i) complete and manually sign the conversion notice provided by the Corporation (the form of which is attached hereto as Exhibit A), and deliver such notice to the Corporation;

(ii) deliver to the Corporation the certificate or certificates representing the shares of Convertible Preferred Stock to be converted;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes.

3. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Convertible Preferred Stock, such shares of Convertible

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Preferred Stock shall cease to be outstanding, and any Accumulated Dividends on such Convertible Preferred Stock shall be cancelled, other than Accumulated Dividends, if any, that have been declared but not yet paid, which shall be paid out in accordance with Section D.6. For the avoidance of doubt, any cancellation of Accumulated Dividends pursuant to this Section H.3 shall not affect the right of a converting Holder to receive shares of Common Stock pursuant to Section H.5.

4. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Convertible Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and compliance by the applicable Holder with the relevant conversion procedures contained in Section H.2 (and in any event no later than three Trading Days thereafter), the Corporation shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section J.12) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Common Stock, securities or other property shall be made by book-entry. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Convertible Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Corporation shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

5. No adjustment to shares of Convertible Preferred Stock being converted on a Conversion Date or to the shares of Common Stock deliverable to the Holders upon the conversion thereof shall be made in respect of dividends payable to holders of the Common Stock as of any date prior to the close of business on such Conversion Date. On any Conversion Date, the Corporation shall (i) at the Corporation’s sole election, declare all or a portion of any Accumulated Dividends on the Convertible Preferred Stock in cash, out of funds of the Corporation legally available for payment of such Accumulated Dividends, in accordance with Section D and (ii) issue to the Holders converting such Preferred Stock the number of shares of Common Stock (rounded down to the nearest whole share) determined by dividing (A) the Accumulated Dividends (other than Accumulated Dividends, if any, that have been declared by the Board but not yet paid, including pursuant to prong (i) above) on such Convertible Preferred Stock being converted by (B) the 10 Day VWAP ending on the second Trading Day immediately preceding the Conversion Date.

6. Shares of Convertible Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Corporation in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

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I. Change of Control Exchange.

1. Upon the occurrence of a Change of Control, each Holder as of the Change of Control Effective Date shall have the option, during the period beginning on the effective date of the Change of Control (the “Change of Control Effective Date”) and ending on the date that is 20 Business Days after the Change of Control Effective Date, to require the Corporation (or its successor) to purchase, out of funds legally available therefor, any or all of its shares of Convertible Preferred Stock at a purchase price per share, payable at the Corporation’s option in cash or, beginning on the 14C Expiration Date, Equivalent Securities or a combination thereof, in each case in an aggregate amount (such amount, the “Change of Control Price”) equal to 1.01 multiplied by the Liquidation Preference, plus Accumulated Dividends (a “Change of Control Exchange”).

2. On or before the 20th Business Day prior to the date on which the Corporation anticipates consummating a Change of Control (or, if later, promptly after the Corporation discovers that a Change of Control will occur or has occurred), a written notice shall be sent by or on behalf of the Corporation, by overnight courier to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Change of Control has occurred); and

(ii) the date, which shall be 20 Business Days after the Change of Control Effective Date, by which the Holder must elect to effect a Change of Control Exchange.

3. On the Change of Control Effective Date (or if the Corporation discovers that a Change of Control has occurred, promptly following the date of such discovery), a final written notice shall be sent by or on behalf of the Corporation, by overnight courier to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date, which shall be 20 Business Days after the Change of Control Effective Date, by which the Holder must elect to effect a Change of Control Exchange;

(ii) the combination of cash and Equivalent Securities the Corporation intends to settle any Change of Control Exchange with;

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(iii) the purchase or exchange date for such shares, which shall be no less than 10 and no greater than 20 Business Days from the date by which the Holder must elect to effect a Change of Control Exchange; and

(iv) the instructions a Holder must follow to effect a Change of Control Exchange in connection with such Change of Control.

4. To exercise a Change of Control Exchange, a Holder must, no later than 5:00 p.m., New York City time, on the date by which such election must be made, surrender to the Corporation the certificates representing the shares of Convertible Preferred Stock to be sold or exchanged and indicate in writing that it is electing to effect a Change of Control Exchange pursuant to Section I(i) or Section I(ii), as applicable.

5. Upon a Change of Control Exchange, the Corporation shall deliver or cause to be delivered to the Holder the amount of cash and Equivalent Securities to to be delivered to such Holder in exchange for its shares of Convertible Preferred Stock.

6. If a Holder does not elect to effect a Change of Control Exchange pursuant to this Section I with respect to all of its shares of Convertible Preferred Stock, the shares of Convertible Preferred Stock held by it and not surrendered for exchange will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled.

7. In the event that a Change of Control Exchange is effected with respect to shares of Convertible Preferred Stock representing less than all the shares of Convertible Preferred Stock held by a Holder, upon such Change of Control Exchange, the Corporation shall execute and deliver to such Holder, at the expense of the Corporation, a certificate evidencing the shares of Convertible Preferred Stock held by the Holder as to which a Change of Control Exchange was not effected.

8. No fractional shares of Common Stock will be delivered to the Holders upon any Change of Control Exchange that the Corporation has elected to settle, in whole or in part, with Equivalent Securities. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Corporation’s sole discretion, either: (i) an amount in cash equal to the fraction of a share of Common Stock multiplied by the 10 Day VWAP ending on the second Trading Day immediately preceding the Change of Control or (ii) one additional whole share of Common Stock.

J. Anti-Dilution Adjustments. The Conversion Price will be subject to adjustment, without duplication, under the following circumstances, except that the Corporation shall not make any adjustment to the Conversion Price in respect of any dividend or distribution covered by this Section J to the extent a Holder participates in such dividend or distribution equally and ratably on an as-converted basis for the shares of Convertible Preferred Stock held by such Holder.

1. In the event of an issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, the Conversion Price shall be adjusted based on the following formula:

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CP1 = CP0 x (OS0 / OS1)

CP0	=	the Conversion Price in effect immediately prior to the close of business on: (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

CP1	=	the new Conversion Price in effect immediately after the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on: (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event

Any adjustment made pursuant to this Section J.1 shall be effective immediately prior to the open of business on the Trading Day immediately following the Record Date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination or reclassification.

If any such event is declared but does not occur, the Conversion Price shall be readjusted, effective as of the date on which the Board announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been declared.

2. In the event that the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or an exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section J.4 or an LLC Unit Exchange) by the Corporation or a Subsidiary of the Corporation for all or any portion of the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (the “Expiration Date”), the Conversion Price in effect immediately prior to the close of business on the fifth full Trading Day immediately following, and including, the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x [(SP1 x OS0) / (FMV + (SP1 x OS1))]

CP0	=	the Conversion Price in effect immediately prior to the close of business on the fifth full Trading Day immediately following, and including, the Expiration Date

CP1	=	the new Conversion Price in effect immediately after the close of business on the fifth full Trading Day immediately following, and including, the Expiration Date

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FMV	=	the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn as of the Expiration Date

OS0	=	the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer)

OS1	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer)

SP1	=	the arithmetic average of the VWAP for each of the five consecutive full Trading Days commencing with, and including, the Expiration Date

Such adjustment shall occur on the fifth full Trading Day immediately following, and including, the Expiration Date, and notwithstanding anything to the contrary in Section H, the Holders shall not be entitled to convert any shares of Convertible Preferred Stock prior to such fifth Trading Day.

3. In the event that the Corporation shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (subject to an exception for cash in lieu of fractional shares), cash, shares of any class of Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding: (i) dividends or distributions referred to in Section J.1 hereof, (ii) rights, options or warrants distributed in connection with a stockholder rights plan or (iii) Distribution Transactions as to which Section J.4 shall apply (any of such shares of Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case, the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x [(SP0 - FMV) / SP0]

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date for such dividend or distribution
CP1	=	the new Conversion Price in effect immediately after the close of business on the Record Date for such dividend or distribution
SP0	=	the Current Market Price as of the Record Date for such dividend or distribution
FMV	=	the Fair Market Value of the portion of Distributed Property (or, with respect to dividends or distributions paid exclusively in cash, the amount in cash) distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution

If any such event is declared but does not occur, the Conversion Price shall be readjusted, effective as of the date on which the Board announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been declared.

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4. In the event that the Corporation effects a Distribution Transaction, in which case the Conversion Price in effect immediately prior to the close of business on the fifth full Trading Day immediately following, and including, the effective date of the Distribution Transaction, the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x [MP0 / (FMV + MP0)]

CP0	=	the Conversion Price in effect immediately prior to the close of business on the fifth full Trading Day immediately following, and including, the effective date of the Distribution Transaction

CP1	=	the new Conversion Price in effect immediately after the close of business on the fifth full Trading Day immediately following, and including, the effective date of the Distribution Transaction

FMV	=	the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg, L.P. (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained by the Corporation for such purpose), for each of the five consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

MP0	=	the arithmetic average of the VWAP for each of the five consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

Such adjustment shall occur on the fifth full Trading Day immediately following, and including, the effective date of the Distribution Transaction, and notwithstanding anything to the contrary in Section H, the Holders shall not be entitled to convert any shares of Convertible Preferred Stock prior to such fifth Trading Day.

If the Corporation has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Convertible Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have: (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Price will be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of Common Stock as described in Section J.3,

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subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Corporation for shares of Common Stock or other property or securities, the Conversion Price shall be appropriately readjusted as if such stockholder rights had not been issued, but the Corporation had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section J.1 or Section J.3, as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights. Notwithstanding the foregoing, to the extent any such rights are exchanged by the Corporation for shares of Common Stock, the Conversion Price shall be appropriately readjusted as if such rights had not been issued, but the Corporation had instead issued the shares of Common Stock issued upon such exchange as a dividend or distribution of shares of Common Stock subject to Section J.1.

Notwithstanding anything to the contrary in the preceding two paragraphs of this Section J, no adjustment shall be required to be made to the Conversion Price with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Convertible Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”.

5. All adjustments to the Conversion Price shall be calculated by the Corporation to the nearest 1/10th of a cent and all conversions based thereon shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Price will be required unless such adjustment would require an increase or a decrease to the Conversion Price of at least $0.01; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment of less than $0.01 that has not been made will be made upon any Conversion Date.

6. (i) Except as otherwise provided in this Section J, the Conversion Price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(ii) Except as otherwise provided in this Section J, the Conversion Price will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

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(iii) No adjustment to the Conversion Price will be made:

(1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Corporation bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(2) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security;

(4) upon the issuance of any shares of Common Stock or payment of cash pursuant to an LLC Unit Exchange; or

(5) for a change in the par value of the Common Stock.

7. After an adjustment to the Conversion Price under this Section J, any subsequent event requiring an adjustment under this Section J shall cause an adjustment to each such Conversion Price as so adjusted.

8. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Price pursuant to this Section J under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section J is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

9. The Corporation may, but shall not be required to, make such reductions in the Conversion Price, in addition to those required by this Section J, as a majority of the Board considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

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10. The Corporation may, but shall not be required to, from time to time, to the extent permitted by applicable law and in its sole discretion, reduce the Conversion Price by any amount for any period of at least 20 Business Days if a majority of the Board (taking into account, among other considerations, the impact of possible income or withholding taxes on the Holders) has determined that such reduction would be in the Corporation’s best interests.

11. Whenever the Conversion Price is adjusted as provided under this Section J, the Corporation shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Corporation makes an adjustment pursuant to Section J.9 or Section J.10:

(i) compute the adjusted applicable Conversion Price in accordance with this Section J; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Price was determined and setting forth the adjusted applicable Conversion Price.

12. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Corporation’s sole discretion, either: (i) an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or (ii) one additional whole share of Common Stock. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Convertible Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Convertible Preferred Stock of such Holder that are being converted on any single Conversion Date.

K. Adjustment for Reorganization Events.

1. In the event of:

(i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock (but not the Convertible Preferred Stock) is changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Corporation, in each case pursuant to which the Common Stock (but not the Convertible Preferred Stock) is converted into cash, securities or other property; or

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(iii) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock (but not the Convertible Preferred Stock) into other securities (each of the foregoing clauses (i) through (iii) is referred to as a “Reorganization Event”), each share of Convertible Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section K.4, remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distributions on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of Convertible Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Convertible Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event and the Liquidation Preference Amount applicable at the time of such subsequent conversion; provided, that, the foregoing shall not apply if such Holder is a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Persons. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section K.1, the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

2. The above provisions of this Section K shall similarly apply to successive Reorganization Events and the provisions of Section J shall apply to any shares of Capital Stock (or capital stock of any other Person) received by the holders of the Common Stock in any such Reorganization Event.

3. The Corporation (or any successor) shall, no less than 20 Business Days prior to the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section K.

4. The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless: (i) such agreement provides for, or does not interfere with or prevent (as applicable), conversion of the Convertible Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this

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Section K and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Convertible Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

L. Mandatory Conversion.

1. At any time on or after the later of (x) the one year anniversary of the Issue Date and (y) the 14C Expiration Date, the Corporation shall have the right, at its option, to give notice of its election to cause all outstanding shares of Convertible Preferred Stock to be automatically converted into: (i) the number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) (such amount, the “Conversion Shares”), determined for each share of Convertible Preferred Stock by dividing (A) $1,000.00 by (B) the Conversion Price in effect at the close of business on the applicable Conversion Date, plus (ii) cash in lieu of fractional shares in accordance with Section J.12. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section L only if the 10 Day VWAP ending on the second Trading Day immediately preceding the Mandatory Conversion Notice Date equals or exceeds 150% of the Conversion Price.

2. To exercise the mandatory conversion right described in Section L.1, the Corporation must send notice of its intention to convert the Convertible Preferred Stock to all Holders by first class mail prior to the open of business on the first Trading Day following any date on which the condition described in Section L.1 is met (the “Mandatory Conversion Notice Date”). The conversion date will be a date selected by the Corporation (the “Mandatory Conversion Date”) and will be no later than 10 calendar days after the date on which the Corporation sends notice as described in this Section L.2.

3. At its sole option, the Corporation may settle any whole number of Conversion Shares in cash in lieu of issuing shares of Common Stock. The amount of any such cash payment (the “Cash Payment Amount”) for each share of Common Stock shall be the 10 Day VWAP ending on the second Trading Day immediately preceding the Mandatory Conversion Notice Date.

4. In addition to any information required by applicable law or regulation, the notice of a mandatory conversion described in Section L.2 shall state, as appropriate:

(i) the Mandatory Conversion Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Convertible Preferred Stock, the number of shares (if any) to be settled in cash in lieu of Common Stock, and the corresponding Cash Payment Amount per each share of Common Stock; and

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(iii) that dividends on the Convertible Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

5. Effective immediately prior to the close of business on the Mandatory Conversion Date applicable to any shares of Convertible Preferred Stock, such shares of Convertible Preferred Stock shall cease to be outstanding.

6. On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Convertible Preferred Stock called for a mandatory conversion pursuant to this Section L and all rights of Holders of such Convertible Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with a cash payment in lieu of any fractional share of Common Stock in accordance with Section J.12.

7. No payment or adjustment shall be made upon conversion of Convertible Preferred Stock for Accumulated Dividends or dividends with respect to the Common Stock issued upon such conversion thereof.

8. The Corporation may not authorize, issue a press release or give notice of any mandatory conversion pursuant to this Section L unless, prior to giving the mandatory conversion notice, all Accumulated Dividends on the Convertible Preferred Stock (whether or not declared) for all Dividend Periods ended prior to the date of such mandatory conversion notice shall have been paid.

M. Notices. All notices or communications in respect of the Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first-class mail, postage prepaid, to any Holder at such Holder’s last address appearing on the books of the Corporation, or if given in such other manner, as may be permitted by the terms hereof, in the Certificate of Incorporation or Bylaws or by applicable law.

N. Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, Bylaws or the DGCL.

O. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent, if any, for the Convertible Preferred Stock may deem and treat the record holder of any share of Convertible Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

P. Legends. All certificates or other instruments representing Convertible Preferred Stock or Common Stock issuable upon conversion thereof will bear a legend in substantially the following form (excluding the first sentence thereof in the case of any such Common Stock:

1. for which a registration statement covering such Common Stock has been declared effective by the SEC and that has been disposed of pursuant to such effective registration statement; or

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2. sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INVESTMENT AGREEMENT DATED AS OF DECEMBER 4, 2017, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM CARVANA CO. OR ANY SUCCESSOR THERETO, AND THIS SECURITY MAY NOT BE VOTED OR OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

Q. Effectiveness. This Certificate of Designations shall be effective upon the filing of the same with the Secretary of State of Delaware.

*    *    *    *

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IN WITNESS WHEREOF, CARVANA CO. has caused this Certificate of Designations, Preferences, Powers and Rights of Class A Convertible Preferred Stock to be duly executed by its duly authorized officer, this [•]th day of [•], 2017.

CARVANA CO.

By:
Name:
Title:

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Exhibit A

FORM OF NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT

SHARES OF SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (“Convertible Preferred Stock”), of Carvana Co., a Delaware corporation (the “Corporation”), indicated below into shares of Class A common stock, par value $0.001 per share (“Common Stock”), of the Corporation according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation. No fee will be charged to the Holders for any conversion, except as described in the Corporation’s Certificate of Designations, Preferences, Powers and Rights classifying the Convertible Preferred Stock (the “Certificate of Designations”).

Conversion calculations:

Date to Effect Conversion:
Number of shares of Convertible Preferred Stock owned prior to Conversion:
Number of shares of Convertible Preferred Stock to be Converted:
Number of shares of Series A Preferred Stock subsequent to Conversion:
Address for Delivery:

OR

DWAC Instruction:
Broker No.:
Account No.

Capitalized terms used but not defined herein have the respective meaning assigned thereto in the Certificate of Designations.

[HOLDER]

By:
Name:
Title:

EXHIBIT B

FORM OF RESTRICTIVE LEGEND

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INVESTOR AGREEMENT DATED AS OF DECEMBER 4, 2017, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM CARVANA CO. OR ANY SUCCESSOR THERETO, AND THIS SECURITY MAY NOT BE VOTED OR OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH”

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